UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) —September 16, 2008

ASSURED GUARANTY LTD.

(Exact name of registrant as specified in its charter)

Bermuda	001-32141	98-0429991
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Assured Guaranty Ltd.

30 Woodbourne Avenue

Hamilton HM 08 Bermuda

(Address of principal executive offices)

Registrant’s telephone number, including area code: (441) 299-9375

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

As previously disclosed, the Company entered into an Investment Agreement  (the “Investment Agreement”) dated as of February 28, 2008 with WLR Recovery Fund IV, L.P.  Pursuant to the Investment Agreement, WLR Recovery Fund IV, L.P. and other funds affiliated with WL Ross & Co. LLC (the “WLR Funds”) purchased an aggregate of 10,651,896 common shares of the Company.  Following this purchase, the WLR Funds beneficially owned approximately 13.4% of the Company outstanding common shares.  Wilbur L. Ross, Jr., the Chairman and Chief Executive Officer of WL Ross & Co. LLC, is a director of the Company.

On September 16, 2008, the Company agreed to waive the standstill provisions of the Investment Agreement to permit the WLR Funds to purchase up to 5,000,000 additional common shares of the Company (the “Additional Shares”) in open market transactions from time to time.  There is no assurance if, when and in what amounts the WLR Funds will make any purchases.  If the WLR Funds purchase all 5,000,000 Additional Shares, they would beneficially own approximately 18.9% of the Company’s outstanding common shares, based on shares outstanding as of June 30, 2008.

The WLR Funds have acknowledged and agreed that all of the Additional Shares purchased by them will be “Controlled Shares” within the meaning of the Company’s Bye-Laws and that all such Additional Shares will be subject to the voting agreements and transfer restrictions contained in the Investment Agreement.  Under the Company’s Bye-laws, the voting rights of the Additional Shares and other Controlled Shares owned by the WLR Funds (which includes the 10,651,896 common shares purchased pursuant to the Investment Agreement) will be reduced so that they constitute less than 9.5% of the total voting power of the Company.  In addition, the Investment Agreement provides that all common shares of the Company over which the WLR Funds have voting control, which includes the Additional Shares, will be voted by the WLR Funds solely in proportion to the votes cast by all holders of voting securities of the Company on any matter put before them.  In addition, the WLR Funds may not, subject to certain exceptions, transfer any of the common shares they acquired under the Investment Agreement or the Additional Shares other than in transactions exempt from registration under the Securities Act of 1933, as amended, or in open market transactions or otherwise where the seller reasonably believes that any transferee would not own more than 4.9% of the Company’s common shares then outstanding.

The Company has agreed that any Additional Shares purchased by the WLR Funds will be entitled to the registration rights provided in the Investment Agreement.

A copy of the above described approval is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 8.01	Other Events.

The Company has also been advised by the WLR Funds that they, or one or more of their affiliated private equity partnerships for which WL Ross & Co. LLC acts as an investment advisor, may propose at various times during 2008 and 2009 to enter into transactions that provide risk protection to the counterparty, in the form of credit default swaps (“CDS”), with respect to credit exposures of certain bonds insured by a subsidiary of Assured Guaranty.  The Company was also advised by the WLR Funds that there can be no assurance that any such transactions will occur.  The WLR Funds have also advised the Company that they have adopted procedures intended to ensure that each CDS transaction is entered into in accordance with applicable securities laws and regulations and to avoid entering into any CDS transactions on the basis of material non-public information with respect to Assured Guaranty.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

	Exhibit Number	Description

	10.1	Approval dated September 16, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ASSURED GUARANTY LTD.

	By:	/s/ James M. Michener
Name: James M. Michener
Title: General Counsel

DATE: September 19, 2008